Exhibit 10.14

FORM OF AFFILIATE LETTER FOR
AFFILIATES OF THE COMPANY

HSW International, Inc.
One Capital City Plaza
3350 Peachtree Road
Suite 1500
Atlanta, Georgia 30326

Ladies and Gentlemen:

        I have been advised that as of the date hereof, I may be deemed an "affiliate" of INTAC International, Inc., a Nevada corporation (the "Company"), as such term is defined for purposes of paragraphs (c) and (d) of Rule 145 ("Rule 145") promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of April 20, 2006, as amended (the "Merger Agreement"), among the Company, HowStuffWorks, Inc., a Delaware corporation, HSW International, Inc., a Delaware corporation (the "Parent") and HSW International Merger Corporation, a Nevada corporation (the "Merger Sub"), Merger Sub will be merged with and into the Company (the "Merger"). Capitalized terms used in this letter agreement without definition shall have the meanings assigned to them in the Merger Agreement.

        As a result of the Merger, I may receive shares of common stock, par value $.001 per share, of Parent (the "Parent Stock"). I would receive such Parent Stock in exchange for shares (or upon exercise of options for shares) owned by me of common stock, par value $.001 per share, of the Company (the "Company Stock").

        I represent, warrant and covenant to Parent that, in the event I receive any Parent Stock as a result of the Merger:

        A. I shall not make any sale, transfer or other disposition of the Parent Stock in violation of the Securities Act or the rules and regulations thereunder.

        B. I have carefully read this letter and the Merger Agreement and discussed, to the extent I felt necessary with my counsel or counsel for the Company, the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Parent Stock.

        C. I have been advised that the issuance of Parent Stock to me pursuant to the Merger will be, or has been registered with the SEC under the Securities Act on a registration statement on Form S-4. I have also been advised that, because, at the time the Merger is submitted for a vote of the stockholders of the Company, I may be deemed an affiliate of the Company and the distribution by me of the Parent Stock has not been registered under the Securities Act, I may not sell, transfer or otherwise dispose of Parent Stock issued to me in the Merger unless such sale, transfer or other disposition (i) has been registered under the Securities Act, (ii) is made in conformity with the volume and other limitations of Rule 145 promulgated by the SEC under the Securities Act, or (iii) in the opinion of counsel reasonably acceptable to Parent, or pursuant to a "no action" letter obtained from the SEC staff, is otherwise exempt from registration under the Securities Act.

        D. I understand that, except pursuant to the Registration Rights Agreement dated [            ], 2007 among Parent and certain stockholders of Parent including myself, Parent is under no obligation to register the sale, transfer or other disposition of the Parent Stock by me or on my behalf under the Securities Act or to take any other action necessary in order to make such sale, transfer or other disposition in compliance with an exemption from such registration.

        E. I understand that there will be placed on the certificates or on the book-entry account (as the case may be) for the Parent Stock issued to me, or on any substitutions therefor, a legend stating in substance:

  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE WITH THE TERMS OF A LETTER AGREEMENT DATED [            ], 2007 BETWEEN THE REGISTERED HOLDER HEREOF AND HSW INTERNATIONAL, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF HSW INTERNATIONAL, INC."

        F. I understand that unless the sale or transfer by me of my Parent Stock has been registered under the Securities Act or is a sale made in conformity with the provisions of Rule 145, Parent reserves the right to inscribe the following legend on the certificates issued to or on the book-entry account of (as the case may be) my transferee:

  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SECURITIES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SECURITIES HAVE NOT BEEN ACQUIRED BY THE HOLDER WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED."

        G. I understand and agree that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if (i) the securities represented thereby have been registered for sale under the Securities Act or (ii) Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a "no-action" letter obtained from the SEC staff to the effect that the restrictions imposed by Rule 145 no longer apply.

        H. I further understand and agree that the representations, warranties, covenants and agreements set forth herein are for the benefit of Parent and the Company and will be relied upon by such firms and their respective counsel and accountants.

        I. I understand and agree that this letter agreement shall apply to all shares of the capital stock of Parent and the Company that are deemed beneficially owned by me pursuant to applicable federal securities laws.

        This letter should not be considered an admission on my part that I am an "affiliate" of the Company or Parent as described in the first paragraph of this letter, nor as a waiver of any rights that I may have to object to any claim that I am such an affiliate on or after the date of this letter.

Very truly yours,
Name:
Agreed and accepted this day of , 2007, by
HSW International, Inc.
By:
Name: Title:

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